UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	October 12, 2010

Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100	45202
(Registrant's telephone number, including area code)	Zip Code

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Procter & Gamble Company (the “Company”) held its Annual Meeting of Shareholders on October 12, 2010. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

		Votes For	Votes Against	Abstentions	Broker Non-Votes
1.	Election of Directors:
	Angela F. Braly	1,782,209,954	10,589,046	4,331,983	522,887,911
	Kenneth I. Chenault	1,746,635,603	46,278,427	4,216,953	522,887,911
	Scott D. Cook	1,770,986,744	22,008,716	4,135,523	522,887,911
	Rajat K. Gupta	1,775,565,841	16,410,017	5,155,125	522,887,911
	Robert A. McDonald	1,745,063,917	47,488,063	4,579,003	522,887,911
	W. James McNerney, Jr.	1,748,583,600	44,364,037	4,183,346	522,887,911
	Johnathan A. Rodgers	1,675,252,676	116,927,675	4,950,632	522,887,911
	Mary Agnes Wilderotter	1,746,435,072	46,657,398	4,038,513	522,887,911
	Patricia A. Woertz	1,782,566,010	10,429,938	4,135,035	522,887,911
	Ernesto Zedillo	1,777,391,383	15,113,682	4,625,918	522,887,911

		Votes For	Votes Against	Abstentions
2.	Ratify Appointment of Independent Registered Public Accounting Firm
		2,298,028,695	16,938,682	5,051,517
		Votes For	Votes Against	Abstentions	Broker Non-Votes
3.	Shareholder Proposal - Adopt Cumulative Voting in the Election of Directors
		442,062,787	1,345,913,802	9,154,394	522,887,911

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY

By:	/s/ E.J. Wunsch
E.J. Wunsch
Assistant Secretary
October 14, 2010